Exhibit 3.200

ARTICLES OF INCORPORATION OF SOBER LIVING BY THE SEA, INC.

FIRST: The name of this corporation is SOBER LIVING BY THE SEA, INC.

SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD: The name and address in the State of California of this corporation’s initial agent for service of process is:

KEVIN E. ROBINSON, ESQ.

2323 N. BROADWAY, SUITE 340

SANTA ANA, CA 92706

FOURTH: This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 100,000.

Dated:	11/5/96

/s/ Carl M. Mosen

CARL M. MOSEN, Incorporator

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

Dated:	11/5/96

/s/ Carl M. Mosen

CARL M. MOSEN